ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0598372008-6
	Filing Number 20080624113-67
Secretary of State	Filed On 09/19/2008
State Of Nevada	Number of Pages 5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	China Changjiang Mining & New Energy Co., Ltd.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Silver Shield Services, Inc. Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 2840 Hwy 95Alt S #7 — Silver Springs — Nevada — 89429 Street Address — City — Zip Code PO Box 3540 — Silver Springs — Nevada — 89429 Mailing Address (if different from street address) — City — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 300,000,000 — Par value per share: $ .001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Chen Wei Dong Name Fifth Floor, High-Tech Mansion, Gaoxin Rd — Xi'An — CH — 710075 Street Address — City — State — Zip Code 2) WANG SHENG LI Name Fifth Floor, High-Tech Mansion, Gaoxin Rd — Xi'An — CH — 710075 Street Address — City — State — Zip Code
5. Purposes: (optional; see instructions)	The purpose of the corporation shall be: any lawful purpose
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Charles W. Berkley — X [signature] Name — Incorporator Signature 6201 Fairview Road, Suite 200 — Charlotte — NC — 28210 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] — 9/19/08 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Ross Miller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

ARTICLES OF INCORPORATION

(Pursuant to NRS 78)

Pursuant to the general business laws of Nevada Revised Statutes 78, the undersigned, being an adult person, submits these Articles of Incorporation for the purpose of forming a for profit corporation.

NAME. The name of the corporation is **China Changjiang Mining & New Energy Co., Ltd.**

REGISTERED AGENT AND ADDRESS. The initial registered agent and the initial registered address of the Company is:

Silver Shield Services, Inc., 2840 Hwy 95 Alt. S #7, Silver Springs, Nevada 89429

SHARES

The maximum number of shares of capital stock which this Corporation shall have authority to issue is:

Two Hundred Fifty Million (250,000,000) shares of Common Stock, $.001 par value, and Fifty Million (50,000,000) shares of Preferred Stock at $.001 par value.

The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common Stock - General Provisions. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Common Stock - Other Provisions.

(a) Voting Rights. The shares of Common Stock shall have the following voting rights:

(1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

(b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

COMPROMISES WITH CREDITORS.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Common Stock - Other Provisions.

(a) Voting Rights. The shares of Common Stock shall have the following voting rights:

(1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

(b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

COMPROMISES WITH CREDITORS.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of

Indemnification. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, judgments, fines, amounts paid in settlement, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any by-laws, agreements, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

NAMES AND ADDRESSES OF BOARD OF DIRECTORS. The following person, a natural person at least 18 years of age shall be the initial director:

Chen Wei Dong
Fifth Floor, High-Tech Mansion, Gaoxin Road,
Hi-Tech Zone,
Xian City, Shaanxi Province, China 710075

NAME, ADDRESS AND SIGNATURE OF INCORPORATOR. The name and address of each incorporator is:

Charles Barkley
6201 Fairview Road, Suite 200
Charlotte, NC 28210

Signature:

Charles Barkley, Incorporator

Signed this date: **2007-9-19**

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT AS REGISTERED AGENT:

I hereby accept appointment as Registered Agent for the above named corporation.

9/19/08

Authorized Signature of R. A. or On Behalf of R. A. Company **Date**